FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT,
TERM LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into October 2, 2013 by and among AIR INDUSTRIES MACHINING, CORP. (as successor by merger with Gales Industries Acquisition Corp., Inc.), a corporation organized under the laws of the State of New York (“Air”), WELDING METALLURGY, INC.  (as successor by merger with WMS MERGER CORP.), a corporation organized under the laws of the State of New York (“WM”), NASSAU TOOL WORKS, INC. (formerly known as NTW Operating Inc.), a corporation organized under the laws of the State of New York (“Nassau” and collectively with Air and WM, the “Borrower”), AIR INDUSTRIES GROUP (as successor by merger with Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation), a corporation organized under the laws of the State of Nevada (“Air Group” and collectively with the Borrower, the “Obligor”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

RECITALS

Whereas, Obligor and PNC entered into a certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated June 27, 2013 (which has been, is being and may be further amended, replaced, restated, modified and/or extended, the “Loan Agreement”); and

Whereas, Obligor and PNC have agreed to modify the terms of the Loan Agreement as set forth in this Agreement.

Now, therefore, in consideration of PNC’s continued extension of credit and the agreements contained herein, the parties agree as follows:

AGREEMENT

1)	ACKNOWLEDGMENT OF BALANCE. Obligor acknowledges that the most recent statement of account sent to Obligor with respect to the Obligations is correct.

2)	MODIFICATIONS. The Loan Agreement be and hereby is modified as follows:

(a)	The following definitions in Section 1.2 of the Loan Agreement are hereby deleted, and are replaced to read as follows:

“Air Group” shall mean AIR INDUSTRIES GROUP (as successor by merger with Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation), a corporation organized under the laws of the State of Nevada.

“Collateral” shall mean and include all right, title and interest of each Obligor in all of the following property and assets of such Obligor, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a)           all Receivables and all supporting obligations relating thereto;

(b)           all equipment and fixtures;

(c)           all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d)           all Inventory;

(e)           all Subsidiary Stock, securities, investment property, and financial assets;

      (f)           all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(g)           all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Obligor or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (f) of this definition; and

(h)           all proceeds and products of the property described in clauses (a) through (g) of this definition, in whatever form.  It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Obligor for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against Obligors, would be sufficient to create a perfected Lien in any property or assets that such Obligor may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).

(b)	The following definition is hereby added to Section 1.2 of the Loan Agreement to read as follows:

“First Amendment Closing Date” shall mean October 2, 2013.

3)
GUARANTOR’S RATIFICATION.  Air Industries Group, a corporation organized under the laws of the State of Nevada (as successor by merger with Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation) hereby reaffirms its continuing obligations under the terms of that certain Guaranty and Suretyship Agreement dated August 24, 2007 executed by Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation, (the “Guaranty”), and acknowledges that (i) it has read this Agreement, (ii) the Obligations under the Loan Agreement are secured by the Guaranty, and (iii) it makes such reaffirmation with full knowledge of the terms thereof.

4)
CONSENT TO MERGER.  Notwithstanding anything to the contrary in the Loan Agreement and/or any Other Document, the Lenders hereby consent to the merger of Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation, with and into Air Industries Group, a corporation organized under the laws of the State of Nevada.

5)	ACKNOWLEDGMENTS. Borrower acknowledges and represents that:

(A)      the Loan Agreement and Other Documents, as amended hereby, are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(B)      to the best of its knowledge, no default by the Agent or Lenders in the performance of their duties under the Loan Agreement or the Other Documents has occurred;

(C)      all representations and warranties of the Borrower contained herein, in the Loan Agreement and in the Other Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(D)      Borrower has taken all necessary action to authorize the execution and delivery of this Agreement; and

(E)      this Agreement is a modification of an existing obligation and is not a novation.

6)	PRECONDITIONS. As a precondition to the effectiveness of any of the modifications, consents, or waivers contained herein, the Borrower agrees to:

(A)      provide the Agent with this Agreement, properly executed;

(B)      provide the Agent with an opinion of counsel to Borrower and Guarantor in form and substance acceptable to the Agent;

(C)      provide the Agent with secretary’s certificates and resolutions from the Borrower and Guarantor, in form and substance acceptable to the Agent;

(D)       pay all legal fees incurred by the Agent in entering into this Agreement to Wilentz, Goldman & Spitzer; and

(E)        pay all other fees and costs incurred by the Lenders in entering into this Agreement.

7)
MISCELLANEOUS.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to that state’s conflicts of law principles.  This Agreement, the Loan Agreement and the Other Documents constitute the sole agreement of the parties with respect to the subject matter thereof and supersede all oral negotiations and prior writings with respect to the subject matter thereof.  No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.  The illegality, unenforceability or inconsistency of any provision of this Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement, the Loan Agreement or the Other Documents.  This Agreement, the Loan Agreement and the Other Documents are intended to be consistent.  However, in the event of any inconsistencies among this Agreement, the Loan Agreement and/or any of the Other Documents, the terms of this Agreement, then the Loan Agreement, shall control.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts.  Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

8)
DEFINITIONS.  The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement.  The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in State of New York.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement the day and year first above written.

ATTEST:	AIR INDUSTRIES MACHINING, CORP.

By: /s/ Scott Glassman	By: /s/ Peter Rettaliata
Name: SCOTT GLASSMAN	Name: PETER RETTALIATA
Title: Secretary	Title: President

ATTEST:	WELDING METALLURGY, INC. (as successor
by merger with WMS Merger Corp.)

By: /s/ Scott Glassman	By: /s/ Peter Rettaliata
Name: SCOTT GLASSMAN	Name: PETER RETTALIATA
Title: Secretary	Title: Vice President

ATTEST:	NASSAU TOOL WORKS, INC.
(formerly known as NTW Operating Inc.)

By: /s/ Scott Glassman	By: /s/ Peter Rettaliata
Name: SCOTT GLASSMAN	Name: PETER RETTALIATA
Title: Secretary	Title: President

ATTEST:	AIR INDUSTRIES GROUP

By: /s/ Scott Glassman	By: /s/ Peter Rettaliata
Name: SCOTT GLASSMAN	Name: PETER RETTALIATA
Title: Secretary	Title: President

PNC BANK, NATIONAL ASSOCIATION
Lender and as Agent

By: /s/ Jonathan Luptak
Name: JONATHAN LUPTAK
Title: Associate Vice President